Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Insight Digital Partners Sponsor LLC

Address of Joint Filer:	c/o Insight Digital Partners II
17 State Street, Suite 4000
New York, New York 10004

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Insight Digital Partners II[DYOR]

Date of Event Requiring Statement:
(Month/Day/Year):	10/28/2025

Name of Joint Filer:	Michael Singer

Address of Joint Filer:	c/o Insight Digital Partners II
17 State Street, Suite 4000
New York, New York 10004

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:	Insight Digital Partners II[DYOR]

Date of Event Requiring Statement:
(Month/Day/Year):	10/28/2025